Exhibit 99.1

             Knology Reports Continued Growth in First Quarter 2006

    WEST POINT, Ga.--(BUSINESS WIRE)--May 8, 2006--Knology, Inc.
(Nasdaq: KNOL):

    Highlights:

    -- Revenue increased to $62.7 million for the first quarter 2006, representing an increase of 13.9% compared to the same period in 2005.

    -- EBITDA, as adjusted, increased to $15.5 million for the first quarter 2006, representing an increase of 58.4% compared to the same period one year ago.

    -- Posted $1.4 million of free cash flow for the first quarter of 2006 with $6.7 million of capital expenditures and $7.4 million of cash interest expense during the quarter.

    -- Achieved 12,754 net connections for the quarter, including increases in all three service offerings.

    -- Ended the first quarter with 68,500 triple-play bundle customers, representing approximately 44% of the residential customer base excluding the Pinellas operations. In addition, approximately 28% of the residential customer base subscribes to a two-part bundle, resulting in 72% of the residential customer base taking a bundled offering.

    -- The Pinellas operations delivered positive EBITDA for the second consecutive quarter.

    -- Ended the first quarter with over 47,000 business customer connections, representing an 18.5% increase compared to one year ago. Business revenue grew 23.5% in the first quarter of 2006 compared to the first quarter of 2005.

    Knology, Inc. (Nasdaq: KNOL) today reported financial and operating results for the first quarter ended March 31, 2006. Total revenue for the first quarter of $62.7 million compared to revenue of $59.9 million for the previous quarter and $55.0 million for the same period one year ago. Knology reported EBITDA, as adjusted, of $15.5 million for the first quarter of 2006, representing an all-time high for the company. EBITDA, as adjusted, was $13.3 million in the previous quarter and $9.8 million in the first quarter of 2005.
    Knology reported a net loss attributable to common stockholders for the first quarter of 2006 of $11.1 million or $(0.46) per share, compared with a net loss of $14.8 million, or $(0.62) per share for the previous quarter and $16.9 million, or $(0.71) per share for the first quarter of 2005.
    Total connections increased 12,754 for the first quarter of 2006 to 445,603 as of quarter end. The increase in connections included growth in all three service offerings. The company added 5,840 data connections, 4,840 voice connections and 2,074 video connections during the quarter. Average monthly revenue per connection increased to $47.55 compared to $45.99 in the first quarter of 2005 and $46.39 in the fourth quarter of 2005. Average monthly connection churn declined to 2.3%, comparing favorably with churn of 2.5 % in the same period one year ago.
    "The trends experienced during previous periods carried over into 2006 as we were able to continue to profitably grow the business during the first quarter," said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. "We are pleased with the operational performance of the business, including the solid growth in connections, revenue and very strong EBITDA results. We will continue to focus our attention on operational execution, customer service and increasing shareholder value."
    Subsequent to quarter end, Knology engaged Credit Suisse and Wachovia Securities to assist the company in its effort to reprice its first lien term loan. As of quarter end, the outstanding balance of the first lien facility was $173.2 million.
    M. Todd Holt, Chief Financial Officer of Knology, Inc. added, "Our ability to grow our business and deliver strong EBITDA for the quarter, combined with our largely success-based capital expenditure requirements, allowed the company to deliver $1.4 million of free cash flow during the first quarter of 2006. These positive operating results and our solid credit statistics, along with favorable market conditions, will allow the company to potentially reduce the future interest expense requirements of the first lien term loan, adding value to shareholders by driving increased free cash flow."



First Quarter Key Operating Metrics

                                        Q1          Q1       % Change
                                       2006        2005    vs. Q1 2005
                                    ----------  ---------- -----------
Marketable Homes Passed               751,574     742,812         1.2%

Connections
     Video                            177,546     172,966         2.6%
     Voice
         On-Net                       150,313     133,847        12.3%
         Off-Net                        6,268       6,079         3.1%
                                    ----------  ---------- -----------
              Total Telephone         156,581     139,926        11.9%
     Data                             111,476      93,522        19.2%

Total On-Net Connections              439,335     400,335         9.7%
Total Connections                     445,603     406,414         9.6%

Residential Connections               398,524     366,688         8.7%
Business Connections                   47,079      39,726        18.5%

Average Monthly Revenue
 Per Connection                    $    47.55  $    45.99
Average Monthly Connection
 Churn                                    2.3 %       2.5 %




    Note: Knology's Cerritos, California division was sold in September 2005. The Cerritos operating statistics are excluded from the historical data above.

    For full descriptions of the above metrics, please refer to Non-GAAP Financial and Operating Measures on page 4 of this release.

    Conference Call and Replay

    Knology has scheduled a conference call to discuss the results of the first quarter 2006, which will be broadcast live over the Internet, on Tuesday, May 9, 2006 at 10:00 a.m. Eastern Time. Investors, analysts and the general public will have the opportunity to listen to the conference call free over the Internet by visiting Knology's Web site at www.knology.com or www.earnings.com. An audio archive will be available on Knology's website at www.knology.com or www.earnings.com for approximately 30 days. Also, two hours after the conclusion of the call, a telephonic replay will be available through midnight on Tuesday, May 23, by dialing 1-800-642-1687 or local 706-645-9291. You will need to refer to Confirmation I.D. # 7894233.

    About Knology

    Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem.
    Knology's fiber-based business products include Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

    Information about Forward-Looking Statements

    This press release includes "forward-looking" statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. In addition, our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that we will not be able to complete a repricing transaction for our first lien term loan or that the terms of such repricing will not result in the cost savings that we currently anticipate, (6) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (7) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (8) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2005, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today's date, and we do not assume any obligation to update any of these statements

    Definitions of Non-GAAP Financial and Operating Measures

    We provide financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.
    In this release, we use the Non-GAAP financial measure, EBITDA, as adjusted. EBITDA, as adjusted, is calculated as earnings before interest; taxes; depreciation and amortization; expenses associated with special litigation and capital markets activities; non-cash stock-based compensation; one time severance expense; adjustment of warrants to market; income from discontinued operations; and other expenses. A reconciliation of EBITDA, as adjusted to net loss for the three month periods ended March 31, 2005 and 2006 is attached to this press release.

    The other operating metrics used in this release include the following:

    -- Marketable Homes Passed - We report homes passed as the number of residential and business units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database. "Marketable homes passed" are homes passed other than those we believe are covered by exclusive arrangements with other providers of competing services.

    -- Total Connections - Because we deliver multiple services to our customers, we report the total number of connections for video, voice and data rather than the total number of customers. We count each video, voice or data purchase as a separate connection. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. We do not record the purchase of digital video services by an analog video customer as an additional connection.

    -- On-net/Off-net connections - All of our video and data connections are provided over our networks. Our voice connections consist of both "on-net" and "off-net" connections. On-net refers to lines provided over our networks. Off-net refers to telephone connections provided over telephone lines leased from third parties.

    -- Average Monthly Revenue Per Connection - The Average Monthly Revenue Per Connection is the total revenue for a month divided by the average number of connections for that month, expressed in dollars.

    --  Average Monthly Connection Churn - The Average Monthly
        Connection Churn is the total churn for a month divided by the average number of connections for that month, expressed as a percentage.



                             Knology, Inc.
                 Consolidated Statements of Operations
                              (Unaudited)
            (In Thousands, Except Share and Per Share Data)

                                                Three Months Ended
                                                     March 31,
                                                 2006         2005
                                              -----------  -----------
Operating Revenues:
     Video                                   $    27,696  $    24,736
     Voice                                        20,440       18,905
     Data and Other                               14,563       11,389
                                              -----------  -----------

Total Revenue                                     62,699       55,030

Cost of services                                  17,511       16,112
Selling, general and administrative
 expenses                                         30,433       29,703
Depreciation and amortization                     17,384       18,640
                                              -----------  -----------
Operating loss                                    (2,629)      (9,425)

Interest income                                       88          203
Interest expense                                  (7,891)      (7,843)
(Loss) gain on adjustment of warrant to
 market                                             (222)         139
Other (expense) income                               (20)           3
                                             ------------  -----------
     Loss from continuing operations            (10,674 )     (16,923)
     Income from discontinued ops                      0           45
                                             ------------  -----------
Net loss                                     $   (10,674) $   (16,878)
                                              ===========  ===========
Preferred stock dividend                            (391)           0
                                              ----------- ------------
Net loss attributable to common
 stockholders                                $   (11,065) $   (16,878)
                                              ===========  ===========

Basic and diluted net loss per share
 att. to common stockholders                 $     (0.46) $     (0.71)
                                              ===========  ===========
Weighted average shares outstanding           24,295,867   23,697,787
                                              ===========  ===========



                             Knology, Inc.
                 Condensed Consolidated Balance Sheets
                              (Unaudited)
                            (In Thousands)

ASSETS                                          3/31/2006  12/31/2005
                                                ---------- -----------

Current assets:
Cash and cash equivalents                      $   13,617 $    12,183
Restricted cash                                     2,328       3,537
Accounts receivable customers, net                 18,044      19,283
Prepaid expenses and other                          1,724       1,767
                                                ---------- -----------
     Total current assets                          35,713      36,770

Property, plant & equipment, net                  274,967     285,638
Investments                                         1,243       1,243
Debt issuance costs                                 8,316       8,764
Interest rate cap agreement                         2,264       1,537
Goodwill, intangible assets and other              41,407      41,582
                                                ---------- -----------

     Total assets                              $  363,910 $   375,534
                                                ========== ===========

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
Current portion of notes payable               $    2,270       2,241
Accounts payable                                   17,864      20,010
Accrued liabilities                                18,524      18,620
Unearned revenue                                   10,381      10,134
                                                ---------- -----------
     Total current liabilities                     49,039      51,005

Notes payable                                     270,855     270,882
Warrants                                              507         285
                                                ---------- -----------
     Total liabilities                            320,401     322,172

Redeemable convertible preferred stock             20,002      19,851

Common stock                                          244         242
Additional paid in capital                        562,171     561,503
Accumulated deficit                              (538,908)   (528,234)
                                                ---------- -----------
     Total stockholders' equity                    23,507      33,511
                                                ---------- -----------
         Total liabilities and stockholders'
          equity                               $  363,910 $   375,534
                                                ========== ===========



                             Knology, Inc.
           Reconciliation of EBITDA, As Adjusted to Net Loss
                              (Unaudited)
                            (In Thousands)

                                   Three       Three        Three
                                   months      months       months
                                   ended       ended        ended
                                   March 31,  December 31,  March 31,
EBITDA, as adjusted reconciliation   2006        2005         2005
----------------------------------------------------------------------
Net loss                           $  (10,674) $   (14,474) $ (16,878)
Depreciation and amortization          17,384       18,217     18,640
Non-cash stock-based compensation         792          704        326
Special litigation fees and one-
 time severance                             0           31        275
Interest expense, net                   7,803        8,508      7,640
Adjustment of warrants to market          222           90       (138)
Discontinued operations and other          20          219        (49)
                                   ----------  -----------  ----------
EBITDA, as adjusted                $   15,547  $    13,295  $   9,816
                                   ==========  ===========  ==========


    CONTACT: Knology Inc., West Point
             M. Todd Holt, 706-645-8752
             todd.holt@knology.com